 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): November 15, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on November 8, 2019, Amyris, Inc. (the “Company”) entered into a Securities Exchange Agreement (the “Exchange Agreement”) with certain private investors (the “Investors”), pursuant to which the parties agreed to exchange (the “Exchange”) the Company’s senior convertible note issued on July 24, 2019 for new senior convertible notes with an aggregate principal amount of $66.0 million (the “New Notes”). The entry into and terms of the Exchange Agreement, the terms of the New Notes and related matters were reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 12, 2019  (the “Prior 8-K”), which is incorporated herein by reference.

On November 15, 2019, the parties closed the Exchange and the Company issued the New Notes to the Investors (the “Closing”).

In connection with the Closing, the parties agreed to modify the Exchange Agreement and the New Notes to provide that (i) the Company shall use commercially reasonable efforts to obtain Stockholder Approval (as defined in the Prior 8-K) to issue shares of common stock upon conversion of, or otherwise pursuant to, the New Notes in excess of the limitation imposed by Nasdaq Listing Standard Rule 5635(d) on or prior to January 31, 2020 and, if the Stockholder Approval is not obtained by such date, to use best efforts to obtain the Stockholder Approval thereafter, and (ii) in the event that after January 31, 2020, the Company is prohibited from issuing shares of common stock upon conversion of the New Notes as a result of the Exchange Cap (as defined in the Prior 8-K), the Company shall pay cash in lieu of any shares that would otherwise be deliverable upon a conversion of the New Notes in excess of the Exchange Cap.

In addition, in connection with the Closing, the Company entered into separate Voting Agreements (the “Voting Agreements”) with Foris Ventures, LLC (“Foris”) and affiliates of Vivo Capital LLC (“Vivo”), pursuant to which Foris and Vivo agreed to vote their shares of the Company’s common stock in favor of the Stockholder Approval and to not sell or otherwise transfer or assign their voting securities of the Company (i) in the case of Foris, for a period of six months, and (ii) in the case of Vivo, until the earlier of the nine month anniversary of the date of its Voting Agreements and the date the Stockholder Approval is obtained. The stockholders that are party to the Voting Agreements beneficially owned approximately 29.7% of the Company’s outstanding common stock as of October 31, 2019.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 2.03 above is incorporated herein by reference.

The New Notes (including the shares of common stock underlying the New Notes) were issued in a private exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: November 21, 2019	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Business Officer